Exhibit 99.1

PRESS RELEASE
Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
SECOND QUARTER 2022 RESULTS
•Core loan growth of $112.1 million, or 10.7% (annualized), to $4.32 billion as of June 30, 2022 compared to $4.20 billion as of March 31, 2022 and $355.4 million, or 9.0%, compared to June 30, 2021; core loans exclude Paycheck Protection Program (PPP) loans
•Net income and diluted earnings per share of $16.4 million and $0.80 for the second quarter 2022, respectively
•Board declared quarterly dividend of $0.14 per share of common stock
HOUSTON, July 29, 2022 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported net income of $16.4 million and diluted earnings per share of $0.80 for the second quarter 2022 compared to net income of $22.9 million and diluted earnings per share of $1.12 for the second quarter 2021. Net income for the six months ended June 30, 2022 was $35.1 million, or $1.71 per diluted share, compared to $40.9 million, or $2.01 per diluted share, for the six months ended June 30, 2021. The second quarter and six months ended June 30, 2022 results reflect the decreased impact of PPP loan revenue and included a normalized provision for credit losses compared to the recapture of provision for credit losses during the comparable periods in 2021. Additionally, noninterest expenses were elevated due to acquisition and merger-related expenses related to the pending merger of equals with CBTX, Inc. (“CBTX”) and increased operational losses recorded during the three and six months ended June 30, 2022.
“We are pleased with the overall results for the second quarter as we reported another record quarter of loan originations as core loans grew 10.7% (annualized),” said Steve Retzloff, Allegiance’s Chief Executive Officer. “Our team remains focused on delivering excellent customer service and our commitment to the communities we serve,” continued Retzloff.
“We continue to make significant progress developing the foundation for our pending merger of equals with CBTX. We are excited to have received approval from the Federal Deposit Insurance Corporation and the Texas Department of Banking along with the shareholders of both companies who supported the merger at their respective meetings during the quarter and look forward to continuing to drive and deliver strong performance results for them as a combined institution,” concluded Retzloff.

Second Quarter 2022 Results
Net interest income before the provision for credit losses in the second quarter 2022 increased $886 thousand, or 1.6%, to $57.5 million from $56.6 million for the second quarter 2021 and increased $2.3 million, or 4.2%, from $55.2 million for the first quarter 2022. These increases were primarily due to increased interest income on securities partially offset by decreased interest income on loans due to decreased impact of loans within the Small Business Administration Paycheck Protection Program (PPP) and changes in market interest rates. The net interest margin on a tax equivalent basis decreased 49 basis points to 3.53% for the second quarter 2022 from 4.02% for the second quarter 2021 and increased 23 basis points from 3.30% for the first quarter 2022. The decrease in the margin over the prior year was primarily due to the decrease in the average yield on interest-earning assets, driven by decreased PPP revenue recognition and changes in the composition of earnings assets, partially offset by the decrease in funding costs. PPP revenue of $1.4 million was recognized during the three months ended June 30, 2022 compared to the $6.4 million recognized for the three months ended June 30, 2021. The increase in the margin over the prior quarter was primarily due to changes in market interest rates and the composition of earnings assets.
Noninterest income for the second quarter 2022 was $2.7 million, an increase of $431 thousand, or 19.0%, compared to $2.3 million for the second quarter 2021 and a decrease of $1.3 million, or 32.7%, compared to $4.0 million for the first quarter 2022. First quarter 2022 other noninterest income included $1.3 million in income from Small Business Investment Company investments.

Noninterest expense for the second quarter 2022 increased $4.3 million, or 12.8%, to $37.9 million from $33.6 million for the second quarter 2021 and increased $3.4 million, or 9.8%, compared to the first quarter of 2022. These increases in noninterest expense over the prior periods were primarily due to acquisition and merger-related expenses associated with the pending merger with CBTX along with increased operational losses recorded during the second quarter 2022.
In the second quarter 2022, Allegiance’s efficiency ratio increased to 62.96% compared to 57.07% for the second quarter 2021 and 58.32% for the first quarter 2022. Second quarter 2022 annualized returns on average assets, average equity and average tangible equity were 0.94%, 8.86% and 13.00%, respectively, compared to 1.42%, 11.87% and 17.20% for the second quarter 2021. Annualized returns on average assets, average equity and average tangible equity for the first quarter 2022 were 1.04%, 9.40% and 13.35%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Six Months Ended June 30, 2022 Results
Net interest income before provision for credit losses for the six months ended June 30, 2022 increased $360 thousand, or 0.3%, to $112.7 million from $112.3 million for the six months ended June 30, 2021 primarily due to lower costs related to interest-bearing liabilities and higher interest income from securities and deposits in other financial institutions, partially offset by the decreased impact of PPP loan revenue. The net interest margin on a tax equivalent basis decreased 69 basis points to 3.41% for the six months ended June 30, 2022 from 4.10% for the six months ended June 30, 2021. The decrease in the margin over the prior year was primarily due to the decrease in the average yield on interest-earning assets, driven by decreased PPP revenue recognition and changes in the composition of earnings assets, partially offset by decreased funding costs. PPP revenue of $4.0 million was recognized during the six months ended June 30, 2022 compared to the $13.3 million recognized for the same period in 2021.
Noninterest income for the six months ended June 30, 2022 was $6.7 million, an increase of $2.7 million, or 67.7%, compared to $4.0 million for the six months ended June 30, 2021 due primarily to $1.3 million in income from Small Business Investment Company investments along with increased transactional fee income.
Noninterest expense for the six months ended June 30, 2022 increased $3.9 million, or 5.7%, to $72.4 million from $68.5 million for the six months ended June 30, 2021. The increase in noninterest expense over the six months ended June 30, 2021 was primarily due to acquisition and merger-related expenses associated with the pending merger with CBTX and increased operational losses recorded during 2022.
Allegiance’s efficiency ratio increased to 60.66% for the six months ended June 30, 2022 from 58.93% for the six months ended June 30, 2021. For the six months ended June 30, 2022, returns on average assets, average equity and average tangible equity were 0.99%, 9.14% and 13.19%, respectively, compared to 1.30%, 10.75% and 15.65%, respectively, for the six months ended June 30, 2021. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.
Financial Condition
Total assets at June 30, 2022 increased $223.1 million, or 3.4%, to $6.73 billion compared to $6.51 billion at June 30, 2021 and decreased $417.6 million, or 23.4% (annualized), compared to $7.15 billion at March 31, 2022.
Total loans at June 30, 2022 decreased $111.9 million, or 2.5%, to $4.35 billion compared to $4.46 billion at June 30, 2021, primarily due to paydowns on PPP loans partially offset by organic loan growth, and increased $65.3 million, or 6.1% (annualized) compared to $4.28 billion at March 31, 2022 due to the increase in organic core loans. Core loans, which exclude PPP loans, increased $355.4 million, or 9.0%, to $4.32 billion at June 30, 2022 from $3.96 billion at June 30, 2021 and increased $112.1 million, or 10.7% (annualized), from $4.20 billion at March 31, 2022.
Deposits at June 30, 2022 increased $447.3 million, or 8.2%, to $5.88 billion compared to $5.43 billion at June 30, 2021 and decreased $281.7 million, or 18.3% (annualized), compared to $6.16 billion at March 31, 2022.
Asset Quality
Nonperforming assets totaled $28.2 million, or 0.42% of total assets, at June 30, 2022 compared to $38.0 million, or 0.58% of total assets, at June 30, 2021 and $26.3 million, or 0.37% of total assets at March 31, 2022. The allowance for credit losses on loans as a percentage of total loans was 1.16% at June 30, 2022, 1.11% at June 30, 2021 and 1.15% at March 31, 2022.
The provision for credit losses for the second quarter 2022 was $2.1 million compared to the recapture of provision for credit losses of $2.7 million for the second quarter 2021 and the provision for credit losses of $1.8 million for the first quarter 2022.
Second quarter 2022 net charge-offs were $571 thousand, or 0.05% (annualized) of average loans, an increase of $409 thousand from net charge-offs of $162 thousand, or 0.01% (annualized) of average loans, for the second quarter 2021 and an increase of $254 thousand from $317 thousand, or 0.03% (annualized) of average loans, for the first quarter 2022.

Dividend
The Board of Directors of Allegiance declared a cash dividend on July 28, 2022 of $0.14 per share to be paid on September 15, 2022 to all shareholders of record as of August 31, 2022. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.
Pending Merger
On November 8, 2021, Allegiance and CBTX jointly announced that they entered into a definitive merger agreement pursuant to which the companies will combine in an all-stock merger of equals. Under the terms of the definitive merger agreement, Allegiance shareholders will receive 1.4184 shares of CBTX, Inc. common stock for each share of Allegiance common stock they own. Following the completion of the merger, we estimate that former Allegiance shareholders will own approximately 54% and former CBTX shareholders will own approximately 46% of the combined company. The companies have received the requisite approvals from the Federal Deposit Insurance Corporation, Texas Department of Banking and both companies’ shareholders and, subject to receipt of the approval of the Board of Governors of the Federal Reserve System and the satisfaction or in some cases waiver of the closing conditions, the parties anticipate closing in the third quarter of the year.

GAAP Reconciliation of Non-GAAP Financial Measures
Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 11 of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
As previously announced, Allegiance’s management team will host a conference call and webcast on Friday, July 29, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its second quarter 2022 results. Individuals and investment professionals may participate in the call by registering here. Once registered, a dial in number will be provided along with a unique PIN number. If you need assistance in obtaining a dial-in number, please contact ir@allegiancebank.com or 281-894-3200. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.
Allegiance Bancshares, Inc.
As of June 30, 2022, Allegiance was a $6.73 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. As of June 30, 2022, Allegiance Bank operated 26 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 25 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.
Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements about the benefits of the proposed merger of Allegiance and CBTX, including future financial and operating results, statements related to the expected timing of the completion of the merger, the combined company's plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Allegiance or CBTX to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to the parties' businesses as a result of the pendency of the merger; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (4) the risk that the integration of each party's operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party's businesses into the other's businesses; (5) the amount of the costs, fees, expenses and charges related to the merger; (6) the ability by each party to obtain required regulatory approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (7) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger; (9) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (10) the dilution caused by CBTX's issuance of additional shares of its common stock in the merger; (11) general competitive, economic, political and market conditions; and (12) other factors that may affect future results of Allegiance and CBTX including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, the Texas Department of Banking and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

Additional factors which could affect future results of Allegiance and CBTX can be found in Allegiance's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and CBTX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC's website at https://www.sec.gov. Each of Allegiance and CBTX disclaims any obligation and does not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2022		2021
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$17,547	$26,629	$23,961	$23,903	$146,397
Interest-bearing deposits at other financial institutions	275,290	672,755	733,548	879,858	564,888
Total cash and cash equivalents	292,837	699,384	757,509	903,761	711,285
Available for sale securities, at fair value	1,709,321	1,790,707	1,773,765	1,211,476	977,282
Loans held for investment	4,348,833	4,283,514	4,220,486	4,289,469	4,460,743
Less: allowance for credit losses on loans	(50,242)	(49,215)	(47,940)	(50,491)	(49,586)
Loans, net	4,298,591	4,234,299	4,172,546	4,238,978	4,411,157
Accrued interest receivable	29,882	31,505	33,392	33,523	37,075
Premises and equipment, net	58,482	62,168	63,708	65,140	65,442
Other real estate owned	—	—	—	1,397	1,397
Federal Home Loan Bank stock	4,078	9,376	9,358	8,326	8,234
Bank owned life insurance	28,170	28,374	28,240	28,101	27,976
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	13,156	13,907	14,658	15,482	16,306
Other assets	73,605	56,001	28,136	29,935	28,871
Total assets	$6,731,764	$7,149,363	$7,104,954	$6,759,761	$6,508,667
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$2,394,719	$2,353,604	$2,243,085	$2,086,683	$1,973,042
Interest-bearing
Demand	1,016,381	1,070,855	869,984	594,959	553,874
Money market and savings	1,510,008	1,552,853	1,643,745	1,604,222	1,556,920
Certificates and other time	959,524	1,185,015	1,290,825	1,381,014	1,349,522
Total interest-bearing deposits	3,485,913	3,808,723	3,804,554	3,580,195	3,460,316
Total deposits	5,880,632	6,162,327	6,047,639	5,666,878	5,433,358
Accrued interest payable	1,500	3,086	1,753	3,296	1,940
Borrowed funds	—	89,959	89,956	139,954	139,951
Subordinated debt	109,109	108,978	108,847	108,715	108,584
Other liabilities	35,194	33,073	40,291	42,326	35,684
Total liabilities	6,026,435	6,397,423	6,288,486	5,961,169	5,719,517
SHAREHOLDERS’ EQUITY:
Common stock	20,154	20,378	20,337	20,218	20,213
Capital surplus	504,165	512,284	510,797	507,948	506,810
Retained earnings	296,477	282,896	267,092	247,966	231,333
Accumulated other comprehensive (loss) income	(115,467)	(63,618)	18,242	22,460	30,794
Total shareholders’ equity	705,329	751,940	816,468	798,592	789,150
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,731,764	$7,149,363	$7,104,954	$6,759,761	$6,508,667

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2022		2021			2022	2021
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$53,835	$52,370	$56,855	$58,176	$57,691	$106,205	$115,682
Securities:
Taxable	5,571	5,068	3,933	2,998	2,556	10,639	4,958
Tax-exempt	2,557	2,525	2,526	2,498	2,491	5,082	4,885
Deposits in other financial institutions	877	340	317	221	94	1,217	135
Total interest income	62,840	60,303	63,631	63,893	62,832	123,143	125,660

INTEREST EXPENSE:
Demand, money market and savings deposits	1,859	1,347	1,277	1,267	1,337	3,206	2,821
Certificates and other time deposits	1,922	2,156	2,391	2,583	2,989	4,078	6,654
Borrowed funds	114	186	434	436	469	300	1,008
Subordinated debt	1,463	1,442	1,425	1,441	1,441	2,905	2,883
Total interest expense	5,358	5,131	5,527	5,727	6,236	10,489	13,366
NET INTEREST INCOME	57,482	55,172	58,104	58,166	56,596	112,654	112,294
Provision for credit losses	2,143	1,814	(2,577)	2,295	(2,679)	3,957	(2,040)
Net interest income after provision for credit losses	55,339	53,358	60,681	55,871	59,275	108,697	114,334

NONINTEREST INCOME:
Nonsufficient funds fees	126	116	156	131	94	242	177
Service charges on deposit accounts	560	527	476	425	382	1,087	770
(Loss) gain on sale of securities	(17)	—	—	—	—	(17)	49
Loss on sale of other real estate and repossessed assets	—	—	(89)	—	—	—	(176)
Bank owned life insurance	342	133	139	125	151	475	290
Debit card and ATM card income	880	819	834	771	761	1,699	1,391
Other	813	2,423	938	647	885	3,236	1,508
Total noninterest income	2,704	4,018	2,454	2,099	2,273	6,722	4,009

NONINTEREST EXPENSE:
Salaries and employee benefits	21,864	22,728	22,918	22,335	22,472	44,592	44,924
Net occupancy and equipment	2,220	2,205	2,194	2,335	2,225	4,425	4,615
Depreciation	1,012	1,033	1,103	1,060	1,057	2,045	2,091
Data processing and software amortization	2,522	2,498	2,264	2,222	2,176	5,020	4,376
Professional fees	662	138	1,008	620	608	800	1,397
Regulatory assessments and FDIC insurance	1,256	1,261	949	883	768	2,517	1,575
Core deposit intangibles amortization	751	751	824	824	824	1,502	1,648
Communications	363	341	395	358	332	704	653
Advertising	483	462	481	481	432	945	730
Other real estate expense	65	59	69	137	229	124	342
Acquisition and merger-related expenses	1,667	451	1,408	603	—	2,118	—
Other	5,039	2,590	3,131	2,438	2,472	7,629	6,163
Total noninterest expense	37,904	34,517	36,744	34,296	33,595	72,421	68,514
INCOME BEFORE INCOME TAXES	20,139	22,859	26,391	23,674	27,953	42,998	49,829
Provision for income taxes	3,702	4,202	4,833	4,614	5,028	7,904	8,894
NET INCOME	$16,437	$18,657	$21,558	$19,060	$22,925	$35,094	$40,935

EARNINGS PER SHARE
Basic	$0.81	$0.92	$1.06	$0.94	$1.13	$1.72	$2.03
Diluted	$0.80	$0.91	$1.06	$0.93	$1.12	$1.71	$2.01

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2022		2021			2022	2021
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$16,437	$18,657	$21,558	$19,060	$22,925	$35,094	$40,935

Earnings per share, basic	$0.81	$0.92	$1.06	$0.94	$1.13	$1.72	$2.03
Earnings per share, diluted	$0.80	$0.91	$1.06	$0.93	$1.12	$1.71	$2.01
Dividends per share	$0.14	$0.14	$0.12	$0.12	$0.12	$0.28	$0.24

Return on average assets(A)	0.94%	1.04%	1.23%	1.14%	1.42%	0.99%	1.30%
Return on average equity(A)	8.86%	9.40%	10.60%	9.45%	11.87%	9.14%	10.75%
Return on average tangible equity(A)(B)	13.00%	13.35%	15.05%	13.49%	17.20%	13.19%	15.65%
Net interest margin (tax equivalent)(A)(C)	3.53%	3.30%	3.57%	3.90%	4.02%	3.41%	4.10%
Efficiency ratio(D)	62.96%	58.32%	60.68%	56.91%	57.07%	60.66%	58.93%

Capital Ratios
Allegiance Bancshares, Inc.(Consolidated)
Equity to assets	10.48%	10.52%	11.49%	11.81%	12.12%	10.48%	12.12%
Tangible equity to tangible assets(B)	7.21%	7.44%	8.42%	8.58%	8.76%	7.21%	8.76%
Estimated common equity tier 1 capital	12.06%	12.28%	12.47%	12.37%	12.18%	12.06%	12.18%
Estimated tier 1 risk-based capital	12.26%	12.49%	12.69%	12.60%	12.41%	12.26%	12.41%
Estimated total risk-based capital	15.47%	15.76%	16.08%	16.13%	15.98%	15.47%	15.98%
Estimated tier 1 leverage capital	8.65%	8.37%	8.53%	8.76%	8.56%	8.65%	8.56%
Allegiance Bank
Estimated common equity tier 1 capital	12.51%	12.48%	12.63%	12.81%	13.03%	12.51%	13.03%
Estimated tier 1 risk-based capital	12.51%	12.48%	12.63%	12.81%	13.03%	12.51%	13.03%
Estimated total risk-based capital	14.50%	14.50%	14.71%	14.98%	15.22%	14.50%	15.22%
Estimated tier 1 leverage capital	8.83%	8.37%	8.49%	8.91%	8.99%	8.83%	8.99%

Other Data
Weighted average shares:
Basic	20,357	20,363	20,260	20,221	20,203	20,360	20,171
Diluted	20,530	20,526	20,423	20,411	20,386	20,522	20,359
Period end shares outstanding	20,154	20,378	20,337	20,218	20,213	20,154	20,213
Book value per share	$35.00	$36.90	$40.15	$39.50	$39.04	$35.00	$39.04
Tangible book value per share(B)	$23.25	$25.24	$28.43	$27.67	$27.17	$23.25	$27.17
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,303,714	$53,835	5.02%	$4,231,507	$52,370	5.02%	$4,543,142	$57,691	5.09%
Securities	1,778,745	8,128	1.83%	1,835,618	7,593	1.68%	876,099	5,047	2.31%
Deposits in other financial institutions and other	535,546	877	0.66%	806,583	340	0.17%	294,188	94	0.13%
Total interest-earning assets	6,618,005	$62,840	3.81%	6,873,708	$60,303	3.56%	5,713,429	$62,832	4.41%
Allowance for credit losses on loans	(49,290)			(48,343)			(52,699)
Noninterest-earning assets	450,584			432,133			835,801
Total assets	$7,019,299			$7,257,498			$6,496,531

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,044,493	$927	0.36%	$1,071,010	$549	0.21%	$534,314	$326	0.24%
Money market and savings deposits	1,566,376	932	0.24%	1,584,373	798	0.20%	1,561,987	1,011	0.26%
Certificates and other time deposits	1,088,664	1,922	0.71%	1,245,180	2,156	0.70%	1,365,881	2,989	0.88%
Borrowed funds	50,116	114	0.91%	89,880	186	0.84%	144,126	469	1.31%
Subordinated debt	109,045	1,463	5.38%	108,913	1,442	5.37%	108,523	1,441	5.33%
Total interest-bearing liabilities	3,858,694	$5,358	0.56%	4,099,356	$5,131	0.51%	3,714,831	$6,236	0.67%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,382,230			2,312,114			1,968,714
Other liabilities	34,249			41,324			38,183
Total liabilities	6,275,173			6,452,794			5,721,728
Shareholders' equity	744,126			804,704			774,803
Total liabilities and shareholders' equity	$7,019,299			$7,257,498			$6,496,531

Net interest rate spread			3.25%			3.05%			3.74%

Net interest income and margin		$57,482	3.48%		$55,172	3.26%		$56,596	3.97%

Net interest income and net interest margin (tax equivalent)		$58,238	3.53%		$55,922	3.30%		$57,287	4.02%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Six Months Ended June 30,
	2022			2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,267,810	$106,205	5.02%	$4,557,016	$115,682	5.12%
Securities	1,807,024	15,721	1.75%	832,884	9,843	2.38%
Deposits in other financial institutions	670,316	1,217	0.37%	195,768	135	0.14%
Total interest-earning assets	6,745,150	$123,143	3.68%	5,585,668	$125,660	4.54%
Allowance for credit losses on loans	(48,819)			(53,033)
Noninterest-earning assets	441,390			798,468
Total assets	$7,137,721			$6,331,103

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,057,678	$1,476	0.28%	$496,399	$697	0.28%
Money market and savings deposits	1,575,325	1,730	0.22%	1,550,620	2,124	0.28%
Certificates and other time deposits	1,166,490	4,078	0.70%	1,349,364	6,654	0.99%
Borrowed funds	69,868	300	0.87%	149,496	1,008	1.36%
Subordinated debt	108,979	2,905	5.38%	108,455	2,883	5.36%
Total interest-bearing liabilities	3,978,340	$10,489	0.53%	3,654,334	13,366	0.74%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,347,366			1,868,783
Other liabilities	37,767			39,748
Total liabilities	6,363,473			5,562,865
Shareholders' equity	774,248			768,238
Total liabilities and shareholders' equity	$7,137,721			$6,331,103

Net interest rate spread			3.15%			3.80%

Net interest income and margin		$112,654	3.37%		$112,294	4.05%

Net interest income and net interest margin (tax equivalent)		$114,160	3.41%		$113,604	4.10%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022		2021
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$727,068	$714,450	$693,559	$728,897	$690,867
Paycheck Protection Program (PPP)	31,855	78,624	145,942	290,028	499,207
Real estate:
Commercial real estate (including multi-family residential)	2,265,155	2,197,502	2,104,621	2,073,521	2,051,516
Commercial real estate construction and land development	450,694	453,473	439,125	382,610	371,732
1-4 family residential (including home equity)	682,066	669,306	685,071	683,919	715,119
Residential construction	155,017	136,760	117,901	104,638	111,956
Consumer and other	36,978	33,399	34,267	25,856	20,346
Total loans	$4,348,833	$4,283,514	$4,220,486	$4,289,469	$4,460,743

Asset Quality:
Nonaccrual loans	$28,225	$26,275	$24,127	$28,369	$36,643
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	28,225	26,275	24,127	28,369	36,643
Other real estate	—	—	—	1,397	1,397
Total nonperforming assets	$28,225	$26,275	$24,127	$29,766	$38,040

Net charge-offs	$571	$317	$1,353	$450	$162

Nonaccrual loans:
Commercial and industrial	$9,145	$7,809	$8,358	$10,247	$12,949
Real estate:
Commercial real estate (including multi-family residential)	14,409	15,259	12,639	14,629	18,123
Commercial real estate construction and land development	1,511	—	63	53	53
1-4 family residential (including home equity)	3,040	3,065	2,875	3,224	4,839
Residential construction	—	—	—	—	—
Consumer and other	120	142	192	216	679
Total nonaccrual loans	$28,225	$26,275	$24,127	$28,369	$36,643

Asset Quality Ratios:
Nonperforming assets to total assets	0.42%	0.37%	0.34%	0.44%	0.58%
Nonperforming loans to total loans	0.65%	0.61%	0.57%	0.66%	0.82%
Allowance for credit losses on loans to nonperforming loans	178.01%	187.31%	198.70%	177.98%	135.32%
Allowance for credit losses on loans to total loans	1.16%	1.15%	1.14%	1.18%	1.11%
Net charge-offs to average loans (annualized)	0.05%	0.03%	0.13%	0.04%	0.01%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Six Months Ended
	2022		2021			2022	2021
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$705,329	$751,940	$816,468	$798,592	$789,150	$705,329	$789,150
Less: Goodwill and core deposit intangibles, net	236,798	237,549	238,300	239,124	239,948	236,798	239,948
Tangible shareholders’ equity	$468,531	$514,391	$578,168	$559,468	$549,202	$468,531	$549,202

Shares outstanding at end of period	20,154	20,378	20,337	20,218	20,213	20,154	20,213

Tangible book value per share	$23.25	$25.24	$28.43	$27.67	$27.17	$23.25	$27.17

Net income	$16,437	$18,657	$21,558	$19,060	$22,925	$35,094	$40,935

Average shareholders' equity	$744,126	$804,704	$806,941	$800,146	$774,803	$774,248	$768,238
Less: Average goodwill and core deposit intangibles, net	237,153	237,925	238,700	239,497	240,331	237,537	240,746
Average tangible shareholders’ equity	$506,973	$566,779	$568,241	$560,649	$534,472	$536,711	$527,492

Return on average tangible equity(A)	13.00%	13.35%	15.05%	13.49%	17.20%	13.19%	15.65%

Total assets	$6,731,764	$7,149,363	$7,104,954	$6,759,761	$6,508,667	$6,731,764	$6,508,667
Less: Goodwill and core deposit intangibles, net	236,798	237,549	238,300	239,124	239,948	236,798	239,948
Tangible assets	$6,494,966	$6,911,814	$6,866,654	$6,520,637	$6,268,719	$6,494,966	$6,268,719

Tangible equity to tangible assets	7.21%	7.44%	8.42%	8.58%	8.76%	7.21%	8.76%
(A)Interim periods annualized.